Schedule A
to the Investment Advisory Agreement
between the Direxion Funds and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement (the “Agreement”) between Direxion Funds (the “Trust”) and Rafferty Asset Management, LLC (“Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below.  As compensation for such services, the Trust shall pay to Rafferty pursuant to section 7 of the Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

  Advisory Fee as a % of
     Average Daily Net
Funds of the Trust                                                                           Assets Under Management

For each Fund listed below:                                                                                          0.75%

Direxion Monthly S&P 500 Bull 2X Fund
Direxion Monthly S&P 500 Bear 2X Fund
Direxion Monthly Nasdaq-100 Bull 2X Fund
Direxion Monthly Nasdaq-100 Bear 2X Fund
Direxion Monthly Small Cap Bull 2X Fund
Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Dollar Bull 2X Fund
Direxion Monthly Dollar Bear 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly Emerging Markets Bear 2X Fund
Direxion Monthly Developed Markets Bull 2X Fund
Direxion Monthly Developed Markets Bear 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly China Bull 2X Fund
Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly 10-Year Note Bull 2X Fund
Direxion Monthly 10-Year Note Bear 2X Fund
Dynamic HY Bond Fund
HY Bear Fund
Direxion/Wilshire Dynamic Fund
Direxion Long/Short Global IPO Fund

For each Fund listed below:                                                                                          1.00%

Commodity Trends Strategy Fund
Financial Trends Strategy Fund
Evolution Managed Bond Fund
Evolution All-Cap Equity Fund
Evolution Market Leaders Fund
Evolution Alternative Strategy Fund
HCM Freedom Fund
Spectrum Select Alternative Fund
Spectrum Global Perspective Fund
Spectrum Equity Opportunity Fund

For each Fund listed below:                                                                                          1.15%

PSI Core Strength Fund
PSI Macro Trends Fund
PSI Total Return Fund

For the U.S. Government Money Market Fund                                                          0.50%

Effective December 15, 2009

For each Fund listed below:                                                                                          1.00%

PSI Core Strength Fund
PSI Macro Trends Fund
PSI Total Return Fund

Effective January 1, 2010

For each Fund listed below:                                                                                           0.85%

Commodity Trends Strategy Fund
Financial Trends Strategy Fund

Dated:           September 22, 1997, as last amended on November 23, 2009